EXHIBIT 99.1

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
CONSOLIDATED FINANCIAL STATEMENTS

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Dahua Group International Holdings Property Ltd.

We have audited the accompanying consolidated balance sheets of China Dahua Group International Holdings Property Ltd. (the “Company”) as of June 30, 2010 and 2009, and the related consolidated statements of income and other comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 2010 and 2009, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/Friedman LLP

Marlton, NJ

January 27, 2011

 CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
 CONSOLIDATED BALANCE SHEETS

	June 30,
	2010	2009
ASSETS
Current assets:
Cash & cash equivalents	$5,248,059	$3,655,484
Restricted cash	986,788	444,780
Accounts receivable, net	783,258	28,398
Advance to vendors	4,489,756	123,031
Real estate property development completed	913,253	1,876,643
Real estate property under development	14,410,880	10,268,145
Prepaid expenses	413,381	411,135
Deferred tax assets	-	63,077
Total current assets	27,245,375	16,870,693

Property, plant and equipment, net	4,650,242	4,968,460

Other non-current assets:
Other receivables	69,908	35,834
Deposits and prepayments for long-term assets	19,296,300	11,470,950
Real estate property under development	3,125,078	5,926,417
Real estate property held for lease, net	8,069,176	8,442,855
Total non-current assets	30,560,462	25,876,056

Total Assets	$62,456,079	$47,715,209
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term loans	$-	$10,858,580
Accounts payable	1,681,730	7,509,645
Customer deposits	21,650,111	7,418,040
Accrued expenses and other current liabilities	856,131	313,111
Taxes payable	2,753,105	201,311
Total current liabilities	26,941,077	26,300,687

Noncurrent liabilities:
Long-term bank loans	12,417,390	-
Accounts payable	1,178,400	3,183,723
Other payables	573,318	148,339
Customer deposits- long-term	22,896	4,266,228
Total non-current liabilities	14,192,004	7,598,290

Total liabilities	41,133,081	33,898,977

Stockholders' equity
Common stock, $1.00 par value, 50,000 shares authorized and issued	50,000	50,000
Additional paid-in capital	19,633,420	19,633,420
Statutory reserve	51,264	-
Retained earnings(accumulated deficit)	461,370	(6,886,901)
Accumulated other comprehensive income	1,126,944	1,019,713
Total stockholders' equity	21,322,998	13,816,232

Total Liabilities and Stockholders' Equity	$62,456,079	$47,715,209

The accompanying footnotes are an integral part to the consolidated financial statements.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	For the years ended June 30,
	2010	2009
Revenue
Real estate sale, net of sales taxes of
$1,511,664 and $768,697, respectively	$24,158,209	$12,334,842
Real estate lease income	514,390	469,842
Total revenue	24,672,599	12,804,684

Cost of revenue
Cost of real estate sales	11,890,619	7,461,183
Cost of real estate lease income	417,988	417,504
Total cost of revenue	12,308,607	7,878,687

Gross profit	12,363,992	4,925,997

Operating expenses
Selling and distribution expenses	846,070	426,389
General and administrative expenses	1,398,202	991,008
Total operating expense	2,244,272	1,417,397

Operating income	10,119,720	3,508,600

Other income (expenses)
Interest expenses	(229,165)	(400,552)
Other expenses	(32,770)	(21,632)
Other income	8,262	6,426
Total other income (expenses)	(253,673)	(415,758)

Income before income taxes	9,866,047	3,092,842

Provision for income taxes
- current	2,403,361	-
- deferred	63,151	773,210
Total income tax provisions	2,466,512	773,210

Net income	$7,399,535	$2,319,632

Other comprehensive income
Foreign currency translation adjustment	107,231	50,323

Comprehensive income	$7,506,765	$2,369,955

Basic and diluted income per common share	$147.99	$46.39

Weighted average common shares outstanding
Basic and diluted	50,000	50,000

The accompanying footnotes are an integral part to the consolidated financial statements.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended June 30,
	2010	2009

Cash flows from operating activities
Net income	$7,399,535	$2,319,632
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation of fixed assets	349,754	270,152
Depreciation of real esate property held for lease	417,988	417,504
Deferred tax asset	63,150	773,210
Changes in assets and liabilities:
(Increase) decrease in -
Restricted Cash	(537,271)	(133,026)
Accounts receivable	(751,477)	(28,398)
Advance to vendors	(4,347,381)	321,439
Real estate property development completed	969,474	3,360,785
Real estate property under development	(1,247,602)	(1,208,368)
Other receivables	(33,734)	(1,260)
Increase (decrease) in -
Accounts payable	(7,488,018)	(3,249,584)
Other payables	584,484	142,784
Customer deposits	9,882,485	(1,872,814)
Employee benefits payable	7,005	(14,968)
Other current liabilities	1,665	13,367
Taxes payable	2,538,121	197,455
Net cash provided by operating activities	7,808,178	1,307,910

Cash flows from investing activities
Purchase of fixed assets	(5,881)	(4,996,380)
Deposits and prepayment for land and fixed assets	(7,729,509)	1,814,116
Net cash used in investing activities	(7,735,390)	(3,182,264)

Cash flows from financing activities
Proceeds from short-term bank loans	-	4,222,277
Repayments of short-term loan	(10,871,180)	-
Proceeds from long-term bank loans	12,364,281	-
Net cash provided by financing activities	1,493,101	4,222,277

Effect of exchange rate changes on cash and cash equivalents	26,686	5,355

Net increase in cash and cash equivalents	1,592,575	2,353,278

Cash and cash equivalents, beginning of year	3,655,484	1,302,206

Cash and cash equivalents, end of year	$5,248,059	$3,655,484

Supplemental disclosures of cash flow information:
Interest paid	$969,736	$807,016
Income taxes paid	$20,407	$-

The accompanying footnotes are an integral part to the consolidated financial statements.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY LTD.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2010 AND 2009

	Common Stock	Additional paid-in capital	Statutory Surplus Reserve	Retained Earnings (accumulated deficit)	Accumulated Other Comprehensive Income	Total

Balance at June 30, 2008	$50,000	$19,633,420	$-	$(9,206,533)	$969,389	$11,446,276
						-
Net income for the year		-	-	2,319,632	-	2,319,632
Foreign currency translation adjustments		-	-	-	50,324	50,324

Balance at June 30, 2009	$50,000	$19,633,420	$-	$(6,886,901)	$1,019,713	$13,816,232

Net income for the year		-	-	7,399,535	-	7,399,535
Appropriation to statutory surplus reserve			51,264	(51,264)	-	-
Foreign currency translation adjustments		-		-	107,231	107,231

Balance at June 30, 2010	$50,000	$19,633,420	$51,264	$461,370	$1,126,944	$21,322,998

The accompanying footnotes are an integral part to the consolidated financial statements.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

China Dahua Group International Holdings Property Ltd., a British Virgin Islands company (the “Company” or “Dahua”), is a holding company that owns 100% of the equity of Hao Yu Group Limited, a limited liability company organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“HYG”).  HYG owns 100% of the equity of Chongqing Difa Investment Management Limited Company, a wholly foreign-owned enterprise organized under the laws of the People’s Republic of China (“Difa”).  On November 10, 2010, Difa entered into a series of variable interest entity agreements (the “VIE Agreements”) with Chongqing Zhongbao Investment Group Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Zhongbao”), to manage and operate the real estate business activities of Zhongbao, principally residential apartments, commercial properties and car parks.  All of the business of Zhongbao is located in the People’s Republic of China.

Chongqing Zhongbao Investment Group, Ltd. (“Zhongbao”), formerly known as Chongqing Yulun Business Development Company Limited and Chongqing Haoji Xinjie Company Limited, was incorporated in Chongqing, People’s Republic of China (“PRC”) on September 29, 2001, with an initial registered capital of RMB 10.1 million (approximately $1.2 million). Its registered capital was increased to RMB 148 million (equivalent to $19.6 million) in March 2008. The Company is engaged in real estate development, primarily in the construction and sale of residential apartments, commercial properties as well as car parking spaces.

Under these VIE agreements, which obligate Difa to absorb a majority of the risk of loss from Zhongbao’s activities and entitle it to receive a majority of its residual returns, Difa has gained effective control over Zhongbao. Through these VIE agreements, Difa now holds the variable interests of Zhongbao, and Difa becomes the primary beneficiary of Zhongbao. Based on these VIE agreements, Zhongbao is considered as a Variable Interest Entity (“VIE”)  under ASC 810, "Consolidation of Variable Interest Entities, an Interpretation of ARB No.51", because the equity investor in Zhongbao no longer has the characteristics of a controlling financial interest. Accordingly, Zhongbao should be consolidated under ASC 810.

The Company is effectively controlled by the same stockholders of Zhongbao through an irrevocable option agreement, The Company has 100% equity interest in Difa as of November 10, 2010. Therefore, Difa and Zhongbao are considered under common control. The consolidation of Difa and Chongqing Zhongbao has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive contractual agreements between Difa and Zhongbao had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the Unites States of America (US GAAP).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes, and disclosure of contingent liabilities at the date of the financial statements. Estimates are used for, but not limited to, the selection of the useful lives of property and equipment, provision necessary for contingent liabilities, fair values, revenue recognition, taxes, budgeted costs and other similar charges. Management believes that the estimates utilized in preparing its financial statements are reasonable and prudent. Actual results could differ from these estimates.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

The Company adopted the provisions of Accounting Standards Codification ("ASC") 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company's financial instruments include cash and cash equivalents, restricted cash, accounts receivable, advances to vendors, other deposits and prepayments, other receivables, accounts payable, customer deposits, other payables and short-term bank loans. Management has estimated that the fair value of these financial instruments approximate their carrying amounts due to the short-term nature. The fair value of long-term bank loans also approximate their recorded value because long-term borrowings bear a floating rate of interest. As the stated interest rate reflects the market rate, the carrying value of the bank borrowings approximates its fair value.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition

Real estate sales are reported in accordance with the ASC 360-20 “Accounting for Sales of Real Estate”.

Revenue from the sales of development properties is recognized by the full accrual method at the time of the closing of an individual unit sale.  This occurs when title to or possession of the property is transferred to the buyer. A sale is not considered consummated until (a) the parties are bound by the terms of a contract, (b) all consideration has been exchanged, (c) any permanent financing for which the seller is responsible has been arranged, (d) all conditions precedent to closing have been performed, (e) the seller does not have substantial continuing involvement with the property, and (f) the usual risks and rewards of ownership have been transferred to the buyer.  Further, the buyer’s initial and continuing investment is adequate to demonstrate a commitment to pay for the property, and the buyer’s receivable, if any, is not subject to future subordination.  Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method in which all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

Real estate lease income is recognized on a straight-line basis over the terms of the leasing agreements. Business tax and depreciation cost of the property are recorded as the cost of rental income.

Foreign currency translation

The Company's financial statements are presented in US dollars. In accordance with ASC 830, "Foreign Currency Matters", an entity's functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment in which an entity primarily generates and expends cash. Since substantially all operations of the Company are conducted in the PRC, the functional currency of the Company is Renminbi ("RMB"), the currency of the PRC. Transactions at the Company which are denominated in currencies other than RMB are translated into RMB at the exchange rate quoted by the People's Bank of China prevailing at the dates of the transactions. The financial statements of the Company have been translated into U.S. dollars. The financial statements are first prepared in RMB and then are translated into U.S. dollars at year-end exchange rates as to assets and liabilities and average exchange rates as to revenue and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. The effects of foreign currency translation adjustments are included as a component of accumulated other comprehensive income in shareholders' equity.

	June 30, 2010	June 30, 2009

Year end exchange rate (RMB : US$)	6.7886	6.8259
Average exchange rate for the year (RMB : US$)	6.8180	6.8359

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US dollars at the rates used in translation.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and cash equivalents

Cash includes cash on hand and demand deposits in accounts maintained with state-owned and private banks within the PRC.  The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts in the PRC.  Total cash at June 30, 2010 and 2009 amounted to $5,248,059 and $3,655,484, respectively, of which no deposits are covered by insurance.  The Company has not experienced any losses in such accounts and management believes it is not exposed to any risks on its cash in bank accounts.

Accounts receivable

Accounts receivable consist of balances due from customers for the sale of residential units in the PRC.  Accounts receivable are reviewed periodically as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the balances become doubtful.  No allowance was determined necessary for the years ended June 30, 2010 and 2009, respectively.

Other receivables

Other receivables consist of various cash advances to unrelated companies and individuals with which the Company has business relationships. Other receivables are reviewed periodically as to whether their carrying value has become impaired. The Company considers the assets to be impaired if the collectability of the balances becomes doubtful. As of June 30, 2010 and 2009, no allowance was determined necessary.

Real estate property development completed and under development

Real estate property consists of finished residential unit sites completed and residential unit sites under development.  The Company leases land for the residential unit sites under land use right leases with various terms from the government of China.  Real estate property development completed and real estate property under development are stated at the lower of cost or fair value.

Expenditure for land development, including cost of land use rights, deed tax, pre-development costs, and engineering costs, exclusive of depreciation, are capitalized and allocated to development projects by the specific identification method.  Costs are allocated to specific units within a project based on the ratio of the sales area of units to the estimated total sales area times the total project costs.

Costs of amenities transferred to buyers are allocated as common costs of the project that are allocated to specific units as a component of total construction costs.  For amenities retained by the Company, costs in excess of the related fair value of the amenity are also treated as common costs.  Results of operations of amenities retained by the Company are included in current operating results.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In accordance with ASC 360 “Accounting for the Impairment or Disposal of Long-lived Assets”, real estate property development completed and under development are subject to valuation adjustments when the carrying amount exceeds fair value. An impairment loss shall be recognized only if the carrying amount of the assets is not recoverable and exceeds fair value.  The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated by the assets.

Management evaluates, on annual basis, the impairment of the Company’s real estate developments based on a community level.  Each community is assessed as an individual project.  The evaluation takes into account several factors including, but limited to, physical condition, inventory holding period, management’s plans for future operations, prevailing market prices for similar properties and projected cash flows. No impairment losses were deemed to have occurred for the years ended June 30, 2010 and 2009, respectively.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any impairment losses. The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use.

In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset beyond its originally assessed standard of performance, the expenditure is capitalized as an additional cost of the asset.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, less any estimated residual value. Estimated useful lives of the assets are as follows:

Buildings	20 years
Machinery and equipment	5 years
Vehicles	5 years

Any gain or loss on disposal or retirement of a fixed asset is recognized in the year occurred and is the difference between the net sales proceeds and the carrying amount of the relevant asset.  When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the income statement.

Maintenance, repairs and minor renewals are charged directly to expense as occurred unless such expenditures extend the useful life or represent a betterment, in which case they are capitalized.

Impairment of long-lived assets

In accordance with ASC 360, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company is required to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company tests long-lived assets, including property, plant and equipment and other assets, for recoverability when events or circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally determined by using the asset's expected future discounted cash flows or market value. The Company estimates fair value of the assets based on certain assumptions such as budgets, internal projections, and other available information as considered necessary. There was no impairment of long-lived assets during the years ended June 30, 2010 and 2009.

Advance to vendors

Advances to vendors consist of balances paid to contractors and vendors for services and materials that have not been provided or received and generally relate to the development and construction of residential units in the PRC.  Advances to vendors are reviewed periodically to determine whether their carrying value has become impaired.  The Company considers the assets to be impaired if the collectability of the services and materials become doubtful.  As of June, 2010, and 2009, advances to vendors amounted to $4,489,756 and $123,031, respectively.  No allowance is deemed necessary because the collectability of the services and materials are fairly certain.

 Real estate properties held for lease, net

Real estate properties held for lease are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the real estate properties held for lease are 20 years.

Maintenance, repairs and minor renewals are charged directly to expenses as incurred. Major additions and improvements to the real estate properties held for lease are capitalized.

Capitalized interest

Capitalized interest is accounted for in accordance with ASC 835 “Interest”.

For loans to finance projects and to provide for working capital, the Company charges the borrowing costs related to working capital loans to interest expense when incurred and capitalized interest costs related to project development as a component of the project costs.

The interest to be capitalized for a project is based on the amount of borrowings related specifically to such project.  Interest for any period is capitalized based on the amount of accumulated expenditures and the interest rate of the loans.  Payments received from the pre-sale of units in the project are deducted in the computation of the amount of accumulated expenditures during a period.  The interest capitalization period begins when expenditures have been incurred and activities necessary to prepare the asset (including administrative activities before construction) have begun, and ends when the project is substantially completed.  Interest capitalized is limited to the amount of interest incurred.

The interest rate used in determining the amount of interest capitalized is the weighted average rate applicable to the project-specific borrowings.  However, when accumulated expenditures exceed the principal amount of project-specific borrowings, the Company also capitalizes interest on borrowings that are not specifically related to the project, at a weighted average rate of such borrowings.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s significant judgments and estimates related to interest capitalization include the determination of the appropriate borrowing rates for the calculation, and the point at which capitalization is started and discontinued.  Changes in the rates used or the timing of the capitalization period may affect the balance of property under development and the costs of sales recorded.  The capitalized interest for the years ended June 30, 2010 and 2009 was $590,169 and $355,952, respectively.

As a result of the total interest costs capitalized during the period, interest expense for the years ended June 30, 2010 and 2009, was as follows:

	June 30 2010	June 30 2009
	US$	US$

Interest on borrowings	819,334	756,504
Less: total interest costs capitalized	(590,169)	(355,952)

Interest expense, net	229,165	400,552

Customer deposits

Customer deposits consist of amounts received from customers relating to the sale o of residential units in the PRC.  In the PRC, customers will generally obtain permanent financing for the purchase of their residential unit prior to the completion of the project.  The lending institution will provide the funding to the Company upon the completion of the financing rather than the completion of the project.  The Company receives these funds and recognizes them as a liability until the revenue can be recognized.

Other payables

Other payables consist of balances for non-construction costs with unrelated companies and individuals with which the Company has business relationships.  These amounts are unsecured, non-interest bearing and generally are short-term in nature.

Property warranty

The Company provides customers with warranties which cover major defects of building structure and certain fittings and facilities of properties sold. The warranty period varies from two years to five years, depending on different property components the warranty covers. The Company constantly estimates potential costs for materials and labor with regard to warranty-type claims expected to be incurred subsequent to the delivery of a property. Reserves are determined based on historical data and trends with respect to similar property types and geographical areas. The Company constantly monitors the warranty reserve and makes adjustments to its pre-existing warranties, if any, in order to reflect changes in trends and historical data as information becomes available. The Company may seek further recourse against its contractors or any related third parties if it can be proved that the faults are caused by them. In addition, the Company also withholds up to 2% to 5% of the contract cost from sub-contractors for periods of two to five years. These amounts are included in current liabilities, and are only paid to the extent that there has been no warranty claim against the Company relating to the work performed or materials supplied by the subcontractors. For the years ended June 30, 2010 and 2009, the Company had not recognized any warranty liability or incurred any warranty costs in excess of the amount retained from subcontractors.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes

The Company utilizes ASC 740, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740-10-25 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. It also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures. There are no material uncertain tax positions as of June 30, 2010 and 2009, respectively.

Land appreciation tax (“LAT”)

In accordance with the relevant taxation laws for real estate companies of the province in which the Company operates in the PRC, the local tax authorities levy LAT based on progressive rates ranging from 30% to 60% on the appreciation of land value, being the proceeds of sales of properties less deductible expenditures, including borrowing costs and all property development expenditures. LAT is prepaid on customer deposits and is expensed when the related revenue is recognized.

Comprehensive income

ASC 220, "Comprehensive Income" requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income represents income from the changes in foreign currency exchange rates. The Company’s only components of comprehensive income for the years ended June 30, 2010 and 2009 were net income and the foreign currency translation adjustment.

Advertising expenses

Advertising costs are expensed when incurred, or the first time the advertising takes place, in accordance with ASC 720-35 “Advertising Costs”.  For the years ended June 30, 2010 and 2009, the Company recorded advertising expenses of $89,396 and $80,938, respectively.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260 “Earnings per Share” (“ASC 260”), and SEC Staff Accounting Bulletin No. 98 (“SAB 98”).  ASC 260 requires companies with complex capital structures to present basic and diluted EPS.  Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Statement of cash flows

In accordance with ASC 230, "Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Recent accounting pronouncements

In February 2010, FASB issued ASU 2010-09 Subsequent Event (Topic 855) Amendments to Certain Recognition and Disclosure Requirements. ASU 2010-09 removes the requirement for an SEC filer to disclose a date through which subsequent events have been evaluated in both issued and revised financial statements. All of the amendments in ASU 2010-09 are effective upon issuance of the final ASU, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010. The Company adopted ASU 2010-09 in February 2010.

NOTE 3 – RESTRICTED CASH

Restricted cash represents cash set aside for a particular use or event and is subject to withdrawal restrictions.  The Company is required to maintain certain deposits, as restricted cash, with banks that provide mortgage loans to the Company’s customers. These deposits are guarantees for the mortgage loans and are normally equivalent to 5% of the mortgage proceeds paid to the Company.  As of June 30, 2010 and 2009, the balances of restricted cash totaled $986,788 and $444,780, respectively.  These deposits are not covered by insurance.  The Company has not experienced any losses on such accounts and management believes its restricted cash accounts are not exposed to any risks.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4– REAL ESTATE PROEPRTY DEVELOPMENT COMPLETD AND UNDER DEVELOPMENT

The following table summarizes the components of real estate property development completed as of June 30, 2010 and 2009:

	June 30, 2010	June 30, 2009
	US$	$US
Real Estate Property Development Completed
Jin Shan Li Yuan- Phase 1	538,062	1,876,643
Jin Shan Li Yuan- Phase 2	203,972	—
Jin Shan Li Yuan- Phase 3	171,219	—

Total real estate property development completed	913,253	1,876,643

The following table summarizes the components of real estate property under development as of June 30, 2010 and 2009:

	June 30, 2010	June 30, 2009
	US$	US$
Real Estate Property Under Development

Current
Jin Shan Li Yuan- Phase 2	—	10,268,145
Jin Shan Li Yuan- Phase 3	14,410,880	—

Non-current
Jin Shan Li Yuan- Phase 2 & 3	3,125,078	5,926,417

Total real estate property under development	17,535,958	16,194,562

As of June 30, 2010 and 2009, land use rights included in the real estate property under development totaled $1,368,351 and $1,466,389, respectively.

As of June 30, 2010 and 2009, real estate properties under development with assessed fair value of approximately US$-0- and US$ 19.07 million were pledged as collateral for certain short-term loans (see Note 9).

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5- REAL ESTATE PROPERTIES HELD FOR LEASE, NET

Real estate properties held for lease are recorded at cost less accumulated depreciation. The following table sets forth the balance of real estate properties held for lease as of June 30, 2010 and 2009:

	June 30, 2010	June 30, 2009
	US$	US$
Office and commercial spaces	6,905,908	6,868,402
Basement parking spaces	2,422,619	2,409,461
Total costs	9,328,527	9,277,863
Less: accumulated depreciation	(1,259,351)	(835,008)

Real estate properties held for lease, net	8,069,176	8,442,855

Depreciation expense for years ended June 30, 2010 and 2009 amounted to US$ 417,988 and US$ 417,504, respectively.

As of June 30, 2010 and 2009, real estate properties held for lease with an aggregate assessed fair value of US$ 51.3 million and US$-0- respectively were pledged as collateral for certain long-term bank loans (see Note 10).

As of June 30, 2010, minimum future rental income on non-cancellable leases, in aggregate and for each of the five succeeding fiscal years and thereafter, is as follows:

Year	Amount
US$
2011	529,534
2012	531,708
2013	527,675
2014	421,648
2015	378,961
Thereafter	3,410,651
Total	5,800,177

NOTE 6– PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at June 30, 2010 and 2009 consisted of the following:

	June 30, 2010	June 30, 2009
	US$	US$
Building	5,139,340	5,111,428
Equipment	122,150	115,612
V Vehicles	181,267	180,282
Sub-total	5,442,757	5,407,322
Less: accumulated depreciation	(792,515)	(438,862)

Property, plant and equipment, net	4,650,242	4,968,460

   Depreciation expense for the years ended June 30, 2010 and 2009 was $349,754 and $270,152, respectively.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 7– DEPOSITS AND PREPAYMENT FOR LONG-TERM ASSETS

The Company entered into several agreements to acquire land and buildings from the relevant governmental agency or outside parties in an effort to expand its business operations.  The Company was required to make deposits or pre-payments for the acquisition of the land and buildings.

The following table summarizes the deposits for long-term assets as of June 30, 2010 and 2009, respectively:

	June 30, 2010	June 30, 2009
	US$	US$
Deposit for land use right (a)	2,946,000	2,930,000
Prepayment for new real estate project (b)	3,829,800	3,706,450
V Deposit for fixed assets (c )	12,520,500	4,834,500
Total deposits and prepayments for long-term assets	19,296,300	11,470,950

(a)
On November 23, 2007, the Company entered into a purchase agreement with Chongqing Yongchuan Shangzhu governmental agency to acquire a parcel of land use right of 531,020 square feet with a total purchase price of RMB 20 million (approximate to $2.9 million). The Company paid the purchase price in two installments before March 2008. The Company is expected to obtain the Certificate of Land Use Right for this land in February 2011 and plans to start a new real estate property development project on this land in June 2011.

(b)
On March 7, 2008, the Company entered into an agreement with Chongqing Nanan Electrical Wire Plant to jointly develop a new real estate project on the site where Nanan Electrical Wire Plant is located.  Pursuant to the agreement, the Company was required to make an advance payment of RMB 26 million (approximate to $3.8 million) to Nanan Electrical Wire Plant to be used to relocate the existing residents and make the land available for re-development. Total area of this land amounted to 294,216 square feet and the Company is expecting to start the new real estate development project on this site in late 2011 when the government certification related to the land is expected to be received. The prepayment of RMB 26 million will be accounted for as land costs for this new development project.

(c)
On November 23, 2007, the Company entered into a fixed asset purchase agreement with Chongqing Fuzichi Commercial Property Management Company to acquire an office space of 5,764 square meters to be delivered to the Company in early 2011 when the construction of the mansion is expected to be completed. The Company was required to make a prepayment of RMB 85 million (approximate to $12.5 million) for the office space and is expected to use it as the Company’s new headquarter office. The deposit will be reclassified to the respective accounts under fixed assets upon delivery and transfer of legal titles.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8– CUSTOMER DEPOSITS

Customer deposits consisted of amounts received from customers for the pre-sale of residential units in the PRC.  Customer deposits at June 30, 2010 and 2009 consisted of the following:

	June 30, 2010	June 30, 2009
	US$	US$
Current
Advances from real estate properties under development- Jinshan Li Yuan – phase II & III	42,552,389	17,702,835

Less: recognized as progress billings	(20,902,278)	(10,284,795)
Sub-total	21,650,111	7,418,040

Non-current

Advances from real estate properties under development- Jinshan Liyuan Phase II & III	22,896	4,266,228

Total customer deposits	21,673,007	11,684,268

Customer deposits are typically funded up to 70% – 80% by mortgage loans made by banks to the customers. Until the customer obtains legal title to the property, the banks have a right to seek reimbursement from the Company for any defaults by the customers. The Company holds certain cash balances in restricted deposit accounts at the relevant banks (see Note 3). The Company, in turn, has a right to withhold transfer of title to the customer until outstanding amounts are fully settled.

NOTE 9 – SHORT-TERM LOANS

Short-term loans represent amounts due to local banks or financial institutions and are due on the dates indicated below.  These loans generally can be renewed with the bank.  Short-term bank loans at June 30, 2010 and 2009 consist of the following:

	June 30, 2010	June 30, 2009
	US$	US$
Loan from China Huaxia Bank, Chongqing Branch (a)
One year term from June 29, 2009 to June 28, 2010
With a fixed interest rate of 0.657% per month	—	3,516,000
Loan from Chongqing Xinpeng Pawnbroker (b)
Three months term from April 8, 2009 to July 8, 2009
With a fixed interest rate of 2.5% per month	—	1,922,080
Loan from Chongqing Zhongjin Small Cap Loan Company ( c)
Two months term from May 18, 2009 to July 17, 2009
With a fixed interest rate of 0.81% per month	—	3,516,000
Loan from Chongqing Huixin Small Cap Loan Company (d )
Two months term from June 15, 2009 to August 14, 2009
With a fixed interest rate of 1.62% per month	—	1,904,500

Total short-term loans	—	10,858,580

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 9 – SHORT-TERM LOANS (continued)

(a)
Pursuant to the loan contract with China Huaxia Bank Chongqing Branch, the Company has an obligation to repay the loan on demand if required by the Bank. The Company pledged its real estate properties under development totaled 5,854 square meters with an assessed fair value of RMB 66.1 million (approximate to $9.7 million) from Jinshan Liyuan Project as collateral for this loan. The loan was repaid in June, 2010.

(b)
Pursuant to the loan contract with Chongqing Xinpeng Pawnbroker, the Company pledged its real estate properties under development totaled 19,336 square meters with an assessed fair value of RMB 15 million (approximate to $2.2 million) from Jinshan Liyuan Project as collateral for this loan. The loan was repaid in July, 2009.

(c)
Pursuant to the loan contract with Chongqing Zhongjin Small Cap Loan Company, the Company pledged its real estate properties under development totaled 31,701 square meters with an assessed fair value of RMB 25 million (approximate to $3.67 million) from Jinshan Liyuan Project as collateral for this loan. The loan was repaid in July, 2009.

(d)
Pursuant to the loan contract with Chongqing Huixin Small Cap Loan Company, the Company pledged its real estate properties under development totaled 23,204 square meters with an assessed fair value of RMB 24 million ( approximate to $3.5 million) from Jinshan Liyuan Project as collateral for this loan. The loan was repaid in August, 2009.

NOTE 10- LONG-TERM BANK LOANS

Long-term bank loans as of June 30, 2010 and 2009 consisted of the following:

	June 30, 2010	June 30, 2009
	US$	US$
Loan from China Industrial and Commercial Bank (a)
Three year term from January 20, 2010 to January 14, 2013
With a fixed interest rate of 0.495% per month	7,261,890	—
Loan from China Industrial and Commercial Bank (b)
Three year term from February 28, 2010 to February 27, 2013
With a fixed interest rate of 0.495% per month	5,155,500	—

Total long-term bank loans	12,417,390	—

(a)
Pursuant to the loan contract with China Industrial and Commercial Bank, the Company pledged its real estate properties held for lease located at the Company’s headquarter Jinta Building in Chongqing, of 2,006 square meters with an assessed fair value of RMB 99 million (approximate to $14.5 million) as collateral for this loan.

(b)
Pursuant to the loan contract with China Industrial and Commercial Bank, the Company pledged its real estate properties held for lease located at the Company’s headquarter Jinta Building in Chongqing, of 10,690 square meters with an assessed fair value of RMB 250 million (approximate to $ 36.8 million) as collateral for this loan.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10- LONG-TERM BANK LOANS (continued)

The interest rates of these bank loans are adjustable based on the range of 95% to 110% of the prime rate determined by the People’s Bank of China (“PBOC”).

NOTE 11 – ACCOUNTS PAYABLES, OTHER PAYABLES AND ACCRUED LIABILITIES

The components of accounts payable, other payables and accrued expenses are as follows:

	June 30, 2010	June 30, 2009
	US$	US$
Current
Trade accounts payable	1,681,730	7,509,645
Salary, welfare and accrued expense	856,131	313,111
Taxes payable	2,753,105	201,311
Subtotal	5,290,966	8,024,067
Non-current
Accounts payable (a)	1,178,400	3,183,723
Other payables (b)	573,318	148,339
Subtotal	1,751,718	3,332,062

Total accounts payable, other payable and accrued expense	7,042,684	11,356,129

(a)
Non-current portion of accounts payable represents the Company’s obligation to repay certain housing units to the original residents who used to reside on the land on which the Company’s real estate properties are still under development and construction. The Company recorded the compensation payable when the project started until the construction of residential apartments is completed and the housing units are delivered to the original residents who have signed the compensation agreement with the Company.

(b)	Other payables represent contract deposits and bidding deposits that are to be refunded upon completion of the projects or satisfaction of claim-free warranty.

NOTE 12 – TAXES

(a) Business sales tax

The Company is subject to 5% business sales tax on actual revenue received.  It is the Company’s continuing practice to recognize 5% of the sales tax on estimated revenue, and file tax returns based on the actual result. In the PRC, the local tax authority may exercise broad discretion in applying the tax amount.  As a result, the Company’s accrued sales tax may differ from the actual tax clearance.

(b)  Corporate income tax

The Company is governed by the Income Tax Law of the People’s Republic of China concerning the private-run enterprises, which are generally subject to income tax at a new statutory rate of 25%, effective January 1, 2008, on income reported in the statutory financial statements after appropriate tax adjustments.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TAXES (continued)

The following table reconciles the statutory rates to The Company’s effective tax rate for the years ended June 30, 2010 and 2009:

	June 30, 2010	June 30, 2009

China Statutory income tax rate	25%	25%
Net operating loss carry-forward (1)	(0.64%)	(25%)
Effective tax rate	24.36%	—

Note: (1) Net operating loss carry-forward was used to offset taxable income in PRC.

The Company is subject to 25% of corporate income tax rate in PRC. For the years ended June 30, 2007 and 2008, the Company suffered operating losses in the amount of RMB 6,784,907 and RMB 16,048,871, respectively. For Chinese income tax purpose, these operating losses can be carried forward and be available to reduce future years' taxable income. The Company has recorded an income tax provision of $2,403,361 for the year ended June 30, 2010 after applying the net operating loss carry-forwards. No current provision for income tax is required for the Company as a result of the realization of net operating loss carry-forward for the year ended June 30, 2009.

Deferred income tax reflects the net effects of temporary difference between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes, and operating loss carry-forward.

The components of deferred tax assets as of June 30, 2010 and 2009 consist of the following:

	June 30, 2010	June 30, 2009
	US$	US$
Deferred tax assets-beginning balance	63,077	832,862
Deferred tax expense utilized	(63,150)	(773,210)
Effect of foreign exchange rate adjustment	73	3,425
Deferred tax assets, ending balance	—	63,077

(c ) Land appreciation tax

Since January 1, 1994, LAT has been applicable at progressive tax rates ranging from 30% to 60% on the appreciation of land values, with an exemption provided for the sales of ordinary residential properties if the appreciation values do not exceed certain thresholds specified in the relevant tax laws. However, the Company’s local tax authority in Chongqing city has not imposed the regulation on real estate companies in its area of administration. Instead, the local tax authority has levied the LAT at the rate of 1.0% against total cash receipts from sales of real estate properties, rather than according to the progressive rates.

For the years ended June 30, 2010 and 2009, the Company  has made full payment for LAT with respect to properties sold up to June 30, 2010 and 2009 in accordance with the requirements of the local tax authorities.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TAXES (continued)

 (d) Taxes payable consisted of the following:

	June 30, 2010	June 30, 2009
	US$	US$
City Construction Tax	29,465	25,424
Business tax payable	279,407	165,330
Income tax payable	2,413,685	—
Other tax payable	30,548	10,557
Total taxes payable	2,753,105	201,311

NOTE 13. SHAREHOLDER’S EQUITY

(1)  Common Stock

The Company’s total registered capital is RMB 148,000,000 as of June 30, 2010, equivalent to $19,683,420.  The industry practice in PRC does not require the issuance of stock certificates to the shareholders, nor a third party transfer agent to maintain the records.  For the purpose of financial reporting, the Company elected to designate one (1) common share for each RMB contributed.  Accordingly, there were a total of 148,000,000 shares issued and outstanding as of June 30, 2010 and 2009.

(2)  Statutory Surplus Reserve

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve is required to be at least 10% of the after tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entities’ registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors.

The statutory surplus reserve fund is non-discretionary other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of shares currently held by them, provided that the remaining statutory surplus reserve balance after such issue is not less than 25% of the registered capital before the conversion.

Pursuant to the Company’s articles of incorporation, the Company has appropriated 10% of its retained earnings as statutory surplus reserve for the year ended June 30, 2010.  For the year ended June 30, 2009, statutory surplus reserve was not necessary due to the Company’s accumulated deficit.

The discretionary surplus reserve may be used to acquire fixed assets or to increase the working capital to expend on production and operation of the business. The Company’s Board of Directors decided not to make an appropriation to this reserve for the years ended June 30, 2010 and 2009, respectively.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14- SEGMENT INFORMATION

The Company follows the provisions of ASC 280, “Disclosures about Segments of an Enterprise and Related Information”, which establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assess performance.

The Company operates in two reportable segments: real estate property sales and real estate property held for lease. As the Company primarily generates its revenues from customers in the PRC, no geographical segments are presented.

The measurement of segment income is determined as earnings before income taxes. Summary information by operating segment is as follows:

	For the year ended	For the year ended
	June 30, 2010	June 30, 2009
	US$	US$
Revenue
Net real estate sales	24,158,209	12,334,842
Real estate lease income	514,390	469,842
Total revenue	24,672,599	12,804,684

Cost of revenue
Cost of real estate sales	11,890,619	7,461,183
Cost of real estate lease	417,988	417,504
Total cost of revenue	12,308,607	7,878,687

Gross profit
Real estate sales	12,267,590	4,873,659
Real estate lease	96,402	52,338
Total Gross profit	12,363,992	4,925,997

Income from operations:
Real estate sales	10,083,694	3,511,700
Real estate lease	36,026	(3,100)
Total income from operations	10,119,720	3,508,600

Income before income taxes:
Real estate sales	9,835,310	3,111,197
Real estate lease	30,737	(18,355)
Total income before income taxes	9,866,047	3,092,842

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15- CONTINGENCIES

As an industry practice, the Company provides guarantees to PRC banks with respect to loans procured by the purchasers of the Company’s real estate properties for the total mortgage loan amount until the completion of the registration of the mortgage with the relevant mortgage registration authorities, which generally occurs within six to twelve months after the purchasers take possession of the relevant properties.  The mortgage banks require the Company to maintain, as restricted cash, 5% to 10% of the mortgage proceeds as security for the Company’s obligations under such guarantees.  If a purchaser defaults on its payment obligations, the mortgage bank may deduct the delinquent mortgage payment from the security deposit and require the Company to pay the excess amount if the delinquent mortgage payments exceed the security deposit.  The Company has made necessary reserves in its restricted cash account to cover any potential mortgage default as required by mortgage lenders.  The Company has not experienced any losses related to this guarantee and believes that such reserves are sufficient.

The Company is also potentially exposed to risks of losses that may result from business interruptions, injury to others (including employees) and damage to property.  These losses may be uninsured, especially due to the fact that the Company’s operations are in China, where business insurance is not readily available.  If: (i) information is available before the Company’s financial statements are issued or are available to be issued indicates that such loss is probable and (ii) the amount of the loss can be reasonably estimated, an estimated loss will be accrued by a charge to income.  If such loss is probable but the amount of loss cannot be reasonably estimated, the loss shall be charged to the income of the period in which the loss can be reasonably estimated and shall not be charged retroactively to an earlier period. As of June 30, 2010 and 2009, the Company has not experienced any uninsured losses from injury to others or other losses. The Company does not expect any loss due to the lack of insurance is probable and therefore no contingent liability is accrued.

NOTE 16-CONCENTRATION OF RISKS

The Company’s real estate projects are concentrated in Chongqing Municipality City, PRC. Any negative events such as a slowdown in the economy in Chongqing might cause material loss to the Company and have a material adverse effect on the Company’s financial condition and results of operations. The risk in this respect will be mitigated by the Company by expanding its operations outside of Chongqing.

The Company sells to a wide range of customers. No single customer accounted for more than 10% of revenue for the year ended June 30, 2010 and 2009, respectively.

Substantially all of the Company’s project construction work was outsourced to third-party contractor Chongqing Ruina Real Estate Construction Company. For the years ended June 30, 2010 and 2009, Ruina conducted 77.9% and 64.2% respectively, of the total construction work on Jinshan Liyuan Phase I, Phase II and Phase III. The Company is exposed to risks that the performance of the subcontractor may not meet its standards or specifications. Negligence or poor work quality by subcontractors may result in defects in the buildings or residential units, which could in turn cause the Company to suffer financial losses, harm its reputation or expose it to third-party claims.

CHINA DAHUA GROUP INTERNATIONAL HOLDINGS PROPERTY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17-SUBSEQUENT EVENTS

On July 23, 2010, the Company entered into a new bank loan agreement with China Industrial and Commercial Bank Hechuan Branch to borrow RMB 20,700,000 (approximate to $3.1 million) from the bank for three years (from August 13, 2010 to August 12, 2013), with interest rate of 5.94% per annum, upward floating 10% each year.  The Company pledged real estate property held for lease of 1,895.6 square meters valued at RMB 45.96 million (approximate to $ 6.76 million) located at the Company’s headquarter Chongqing Jinta Building as collateral for this loan.

On August 19, 2010, the Company invested RMB 20 million (approximate to $2.94 million) to form a 100% controlled subsidiary Chongqing Weitai Real Estate Management Company (“Weitai”) which will be engaged in real estate property development and related business as well.  Weitai will be consolidated into the Company’s financial statements starting in July, 2010.

In November, 2010, Chongqing Zhongbao invested RMB 500,000 (approximate to $74,628) to form a 100% controlled subsidiary Chongqing Zhaoli Real Estate Consulting Co., Ltd (“Zhaoli”) which will be engaged in real estate property development, consulting and related business.  Zhaoli will be consolidated into the Company’s financial statements for the quarter ended December 31, 2010.

On December 29, 2010, Chongqing Zhongbao invested RMB 10,000,000 (approximately $1,479,000) to form a 100% controlled subsidiary Shaanxi Zhongbao Property Development Co., Ltd (“Shaanxi Zhongbao) which will be engaged in real estate development.  Shaanxi Zhongbao will be consolidated into the Company’s financial statements for the quarter ended December 31, 2010.